Exhibit 10.1
SELECTQUOTE, INC.
2020 EMPLOYEE STOCK PURCHASE PLAN,
as amended and restated effective April 1, 2022

The following constitute the provisions of the 2020 Employee Stock Purchase Plan of SelectQuote, Inc.
Section 1Purpose.
The purpose of the Plan is to provide employees of the Company and its Designated Companies with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code, although the Company makes no undertaking or representation to maintain such qualification. In addition, this Plan document authorizes the grant of options under a non-423(b) Plan (“Non-423(b) Component”) which do not qualify under Section 423(b) of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code unless the offering is made under the Non-423(b) Component of the Plan.
Section 2Definitions.
(a)“Administrator” shall mean the Board or the Committee.
(b)“Affiliate” shall mean any entity that, directly or indirectly, controls, is controlled by, or is under common control with, the Company.
(c)“Board” shall mean the Board of Directors of the Company.
(d)“Change in Control” shall mean any of the following events:
(i)An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company; (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; or (4) any acquisition by any entity pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) of this Section 2(d); or
(ii)A change in the composition of the Board such that the individuals who, as of the Effective Date (as defined below), constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent

Board; provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be considered as a member of the Incumbent Board; or
(iii)The consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Subsidiaries or sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its Subsidiaries (a “Business Combination”), in each case, unless, following such Business Combination: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock (or, for a noncorporate entity, equivalent securities) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or, for a noncorporate entity, equivalent securities), as the case may be, of the entity resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock (or, for a noncorporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination; and (C) at least a majority of the members of the board of directors (or, for a noncorporate entity, equivalent body or committee) of the entity resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(iv)The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
(e)“Code” shall mean the Internal Revenue Code of 1986, as amended.
(f)“Code Section 423(b) Plan” shall mean an employee stock purchase plan which is designed to meet the requirements set forth in Section 423(b) of the Code, as amended. The provisions of the Code Section 423(b) Plan should be construed, administered and enforced in accordance with Section 423(b).
(g)“Committee” means the committee of the Board designated by the Board to administer the Plan pursuant to Section 14.
(h)“Common Stock” shall mean the Company’s common stock, par value $0.01 per share.
(i)“Company” shall mean SelectQuote, Inc., a Delaware corporation.

(j)“Compensation” shall mean all base straight time gross earnings, commissions, bonuses, overtime and shift premiums, but exclusive of payments for any other compensation. The Administrator may establish, in its discretion and on a uniform and nondiscriminatory basis, a different definition of Compensation prior to an applicable Offering Date, which definition may vary among participants who are participating in separate “offerings” under Section 423 of the Code or the Non-423(b) Component of the Plan.
(k)“Designated Company” shall mean any Subsidiary or Affiliate selected by the Administrator as eligible to participate in the Plan; provided, however, with respect to the Code Section 423(b) Plan, the Designated Company shall be a Subsidiary or Parent.
(l)“Eligible Employee” shall mean any individual who is a common law employee of the Company or any Designated Company who has been employed by the Company or Designated Company for at least twelve (12) months and whose customary employment with the Company or Designated Company is at least 20 hours per week and more than five months in any calendar year except for certain employees of certain Designated Companies that the Administrator may, from time to time, designate (so long as such designation is not on terms that do not comply with Section 423 of the Code) as eligible to participate in the Plan. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds three months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated three months and one day following the commencement of such leave. For purposes of clarity, the term “Eligible Employee” will not include the following (except to the extent that inclusion is required under Section 423 of the Code), regardless of any subsequent reclassification as an employee by the Company or a Designated Company, any governmental agency, or any court: (i) any independent contractor; (ii) any consultant; (iii) any individual performing services for the Company or a Designated Company who has entered into an independent contractor or consultant agreement with the Company or a Designated Company; (iv) any individual performing services for the Company or a Designated Company under a purchase order, a supplier agreement or any other agreement that the Company or a Designated Company enters into for services; (v) any individual classified by the Company or a Designated Company as contract labor (such as contractors, contract employees, job shoppers), regardless of length of service; (vi) any individual whose base wage or salary is not processed for payment by the payroll department(s) or payroll provider(s) of the Company or a Designated Company; and (vii) any leased employee.
(m)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(n)“Exercise Date” shall mean, for any Offering Period, the last day of the Offering Period.
(o)“Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:
(i)If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of the Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii)In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.
(iv)For purposes of this Plan, if the date as of which the Fair Market Value is to be determined is not a Trading Day, then solely for the purpose of determining Fair Market Value such date shall be: (A) in the case of the Offering Date, the first Trading Day following the Offering Date; and (B) in the case of the Exercise Date, the last Trading Day immediately preceding the Exercise Date.
(p)“Offering Date” shall mean, for any Offering Period, the first day of the Offering Period.
(q)“Offering Period” shall mean a period of six months beginning on April 1 and October 1 of each year; provided that the Administrator may change the duration and timing of any Offering Period (subject to a maximum period of twenty-seven (27) months) pursuant to Section 4 hereof.
(r) “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(s)“Plan” shall mean this 2020 Employee Stock Purchase Plan, as amended and restated, which includes a Code Section 423(b) Plan and a Non-423(b) Component.
(t)“Purchase Price” shall mean, unless the Administrator determines otherwise prior to the Offering Date, 85% of the Fair Market Value of one share of Common Stock as of either (i) the Offering Date, or (ii) the Exercise Date, whichever is lesser; provided, however, that the Purchase Price may be adjusted by the Administrator pursuant to Section 19. In no event shall the Purchase Price be less than the lesser of (i) 85% of the Fair Market Value of one share of Common Stock on the Offering Date or (ii) 85% of the Fair Market Value of one share of Common Stock on the Exercise Date.
(u)“Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
(v)“Trading Day” shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.
Section 3Eligibility.
(a)Offering Periods. Any Eligible Employee on a given Offering Date shall be eligible to participate in the Plan.
(b)Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee shall be granted an option under the Plan (other than under the Non-423(b) Component) (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing 5% or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate which exceeds $25,000 worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.
Section 4Offering Periods.
The Plan shall be implemented by consecutive Offering Periods and continue thereafter until terminated in accordance with Section 20 hereof. The Administrator shall have the power to change the duration and timing of future Offering Periods (including the commencement dates thereof) without shareholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereby.
Section 5Participation.
An Eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in such form as is designated by the Company for such purpose and filing it with the Company’s payroll office within the period specified by the Company prior to the applicable Offering Date.
Section 6Payroll Deductions.
(a)At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding 10% of the Compensation which he or she receives on each pay day during such Offering Period; provided, however, that should a pay day occur on an Exercise Date, a participant shall have the payroll deductions made on such day applied to his or her account under the immediately following Offering Period. A participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.
(b)During any given Offering Period, payroll deductions for a participant shall commence on the first payday following the Offering Date and shall end on the last payday in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.
(c)All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. If payroll deductions for purposes of the Plan are prohibited or otherwise problematic under applicable law (as determined by the Administrator in its discretion), the Administrator may permit the participants to contribute to the Plan by such other means as determined by the Administrator to the extent permitted by Section 423 of the Code with respect to the Code Section 423(b) Plan. Any reference to “payroll deductions” in this Section 6 (or in any other Section of the Plan) shall similarly cover contributions by other means made pursuant to this Section 6.
(d)A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may decrease the rate of his or her payroll deductions during any Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate; provided, that only one such decrease shall be permitted during each Offering Period. A participant may not increase the rate of his or her payroll deductions during any Offering Period then in progress; provided, however, that a participant may decrease or increase his or her rate of payroll deductions for future Offering Periods by submitting a new subscription agreement to the Company’s payroll office within the period prior to the next Offering Date that is specified by the Company. The Administrator may, in its discretion, further limit the nature and/or number of participation rate changes during any Offering Period, provided that such limitations are administered on a uniform and non-discriminatory basis. The change in rate shall be effective with the first full payroll period occurring five business days after the Company’s receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly.
(e)Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be decreased to zero percent at any time during an Offering Period. Payroll deductions shall recommence at the rate originally elected by the participant effective as of the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.
(f)At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax liability payable to any authority, national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company or the employing Designated Company, as applicable, may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company or the employing Designated Company, as applicable, any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee.
Section 7Grant of Option.
On the Offering Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Common Stock determined by dividing such Eligible Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Eligible Employee be permitted to purchase during each Offering Period more than 40,000 shares of the Common Stock (subject to any adjustment pursuant to Section 19 hereof), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13 hereof. The Eligible Employee may accept the grant of such option by turning in a completed subscription agreement in such form as is designated by the Company for such purpose to the Company within the period specified by the Company prior to an Offering Date. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Common Stock an Eligible Employee may purchase during each Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.
Section 8Exercise of Option.
(a)Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account that are not sufficient to purchase a full share shall be returned to the participant, along with any other funds left over in a participant’s account after the Exercise Date. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.
(b)If the Administrator determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Offering Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Offering Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 hereof. The Company may make a pro rata allocation of the shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s shareholders subsequent to such Offering Date.
Section 9Delivery.
As soon as reasonably practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant the shares purchased upon exercise of his or her option in a form determined by the Administrator, including by means of electronic notice.
Section 10Withdrawal.
(a)A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time prior to the date ten calendar days prior to the Exercise Date for an Offering Period by giving written notice to the Company in such form and within the period designated by the Company for such purpose. All of the participant’s payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.
(b)A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

Section 11Termination of Employment.
Upon a participant ceasing to be an Eligible Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan, and the payroll deductions credited to such participant’s account during the Offering Period then in progress but not yet used to purchase shares of Common Stock under the Plan shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant’s option shall be automatically terminated.
Section 12Interest.
No interest shall accrue on the payroll deductions of a participant in the Plan except where necessary to comply with applicable law.
Section 13Stock.
(a)    Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Common Stock which shall be made available for sale under the Plan shall be 1,400,000 shares of Common Stock.
(b)    Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a participant shall only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such shares.
(c)    Shares of Common Stock to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.
Section 14Administration.
The Administrator shall administer the Plan and shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties.
Section 15Designation of Beneficiary.
(a)If permitted by the Administrator, a participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, if permitted by the Administrator, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.
(b)Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
(c)All beneficiary designations shall be in such form and manner as the Administrator may designate from time to time.
Section 16Transferability.
Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.
Section 17Use of Funds.
All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions except where necessary to comply with an exemption or requirement of applicable law. Until shares are issued, participants shall only have the rights of an unsecured creditor.
Section 18Reports.
Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Eligible Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.
Section 19Adjustments Upon Changes in Capitalization, Dissolution, Liquidation or Change in Control.
(a)Changes in Capitalization. Subject to any required action by the shareholders of the Company, the maximum number of shares of the Common Stock which shall be made available for sale under the Plan, the maximum number of shares each participant may purchase each Offering Period (pursuant to Section 7 hereof), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other change in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each participant in writing, at least ten business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.
(c)Change in Control. In the event of a Change in Control, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Offering Periods then in progress shall be shortened by setting a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall occur before the date of the Company’s proposed Change in Control. The Administrator shall notify each participant in writing, at least ten business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.
Section 20Amendment or Termination.
(a)The Administrator may at any time and for any reason terminate, amend or suspend the Plan. Except as otherwise provided in the Plan, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Administrator on any Exercise Date if the Administrator determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 19 hereof and this Section 20, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant without the prior written consent of such participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.
(b)Without shareholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change any Offering Period (other than any Offering Period then in progress), limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.
(c)In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(i)increasing the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price; and
(ii)shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action.
Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.
Section 21Notices.
All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
Section 22Conditions Upon Issuance of Shares.
Shares of Common Stock shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed or any other governmental or regulatory body, which authority, registration or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any shares hereunder.
As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
Section 23Term of Plan.
The Plan shall become effective upon approval by the shareholders of the Company, which shall occur no later than 12 months after the date the Plan is adopted by the Board (such date, the “Effective Date”). Such stockholder approval will be obtained in the manner and to the degree required under applicable laws. It shall continue in effect for a term of ten years from the Effective Date, unless terminated earlier under Section 20 hereof.